EXHIBIT 2.2


                FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

                  This First Amendment ("Amendment") to the Stock Purchase Agreement, dated as of January 19, 2002 (the "Stock Purchase Agreement") is entered into as of April 16, 2002 by and among McLeodUSA Holdings, Inc., a Delaware corporation ("Seller"), Yell Group Limited, a corporation organized under the laws of England and Wales ("Yell"), McLeodUSA Incorporated, a Delaware corporation ("Parent") and Yellow Book/McLeod Holdings, Inc., a Delaware limited liability company ("Yellow Book"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

                  WHEREAS, Seller, Yell and Parent entered into the Stock Purchase Agreement, wherein Seller agreed to sell, assign, convey and to Yell and Yell agreed to purchase, acquire and accept from Seller certain Shares;

                  WHEREAS, Yell and Yellow Book entered into an Assignment and Assumption Agreement, dated as of April 16, 2002, whereby Yell assigned all of its right, title and interest to Yellow Book, and Yellow Book assumed all obligations of Yell under the Stock Purchase Agreement; and

                  WHEREAS, the parties hereto desire to amend the Stock Purchase Agreement as set forth herein to reflect certain additional understandings between the parties with respect to the transactions contemplated by the Stock Purchase Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Cancellation of Intercompany Accounts. Immediately prior to the Closing, all intercompany accounts by and among the Company or it Subsidiaries, on the one hand, and the Parent or its affiliates (other than the Company and its subsidiaries), on the other hand, shall be cancelled pursuant to the Distribution, Contribution and Cancellation Agreement, a form of which is attached hereto as Exhibit A.

2. Schedules. The Disclosure Schedule shall be amended as set forth on Exhibit B. Such amendments shall be deemed to have been included in the Disclosure Schedule as of January 19, 2002 and shall not give rise to (1) any claim on the part of Yellow Book or any of its affiliates that any provision of the Stock Purchase Agreement has been breached or (2) any basis to assert that any condition to the to the Closing of the transactions contemplated by the Stock Purchase Agreement has not been satisfied.

3. Kirkwood. As soon as is reasonably practicable, Buyer or one of its subsidiaries shall replace McLeodUSA Publishing Company, Inc.'s ("Pubco") existing surety bond in favor of Kirkwood Kirkwood Community College ("Kirkwood") with a new surety bond (it being understand that the parties currently expect such actions to be taken prior to May 31, 2002). From and after the Closing, Buyer shall indemnify and hold harmless Parent and its affiliates in connection with Pubco's arrangements with Kirkwood.

4. Counterparts. This Amendment may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.

5. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

6. Headings. Headings of this Amendment are for convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

7. Other Terms and Conditions. Except as otherwise provided herein, all terms and conditions of the Stock Purchase Agreement shall remain in full force and effect.



                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the date first written above.


                                            McLEODUSA HOLDINGS, INC.


                                            By:/s/ Randall Rings
                                               -----------------
                                            Name:
                                            Title:


                                            McLEODUSA INCORPORATED


                                            By:/s/ Randall Rings
                                               -----------------
                                            Name:
                                            Title:


                                            YELLOW BOOK/MCLEOD
                                            HOLDINGS, INC.


                                            By:/s/ James Haddad
                                               ----------------
                                            Name:
                                            Title:


                                            YELL GROUP LIMITED


                                            By:/s/ John Condron
                                               ----------------
                                            Name:
                                            Title:



Exhibit A--Distribution, Contribution and Cancellation Agreement
Exhibit B-Scheduled Items

*Exhibits to the Stock Purchase Agreement are not being filed herewith. The Registrant undertakes to furnish supplementally a copy of any omitted exhibit to the Commission upon request, pursuant to Item 601(b)(2) of Regulation S-K.